EXHIBIT (11)

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Schroder Capital Funds (Delaware):


We hereby consent to the following with respect to Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A (File No 2-34215) of Schroder Capital Funds (Delaware) (consisting of Investor Shares of Schroder U.S. Equity Fund, Schroder International Fund, Schroder International Smaller Companies Fund, Schroder U.S. Smaller Companies Fund, and Schroder Emerging Markets Fund Institutional Portfolio and Advisor Shares of Schroder U.S. Smaller Companies Fund and Schroder Emerging Markets Fund Institutional Portfolio (collectively, the "Funds")):

         1. The reference to our firm under the heading "Financial Highlights" in the Prospectus.

         2. The incorporation by reference of our reports dated July 14, 1997 (Schroder U.S. Smaller Companies Fund) and December 19, 1997 on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Funds' Annual Reports for the years ended May 31, 1997 (Schroder U.S. Smaller Companies
              Fund) and October 31, 1997, which are incorporated by reference in the Statement of Additional Information.

         3.   The   reference  to  our  firm  under  the  heading   "Independent
              Accountants"   in  the  Prospectus  and  Statement  of  Additional
              Information.



                                           /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
February 27, 1998